Exhibit 99.1

Media Relations: Bobbie Collins 212-810-8155	Investor Relations: Ellen Taylor 212-810-3815

BlackRock Reports Third Quarter Diluted EPS of $3.23 ($2.83 as adjusted)

Operating Margin of 34.9% (40.1% as adjusted) for Third Quarter 2011

Assets Under Management of $3.345 Trillion at September 30, 2011

New York, October 19, 2011 — BlackRock, Inc. (NYSE:BLK) today reported third quarter 2011 net income(1) of $595 million, up 8% from a year ago and down 4% from second quarter 2011. Operating income was $777 million and non-operating expense, net of non-controlling interests, was $87 million. The third quarter 2011 operating margin was 34.9%.

Third quarter diluted EPS, as adjusted(2), was $2.83 up 3% from third quarter 2010 and down 6% from second quarter 2011. Third quarter 2011 included operating income, as adjusted(2), of $3.12 per diluted share and net non-operating expense, as adjusted(2), of $0.29 per diluted share. Operating margin, as adjusted(2), of 40.1% was up for third quarter 2011 compared with the operating margin, as adjusted(2) of 38.4% in third quarter 2010 and 39.7% in second quarter 2011. Operating income, as adjusted(2), of $849 million, improved $112 million, or 15%, compared with third quarter 2010 primarily driven by growth in base fees and declined $34 million, or 4%, compared with second quarter 2011 primarily reflecting lower base fees tied to global market disruption.

“In a quarter marked by heightened economic uncertainty and declining markets, BlackRock’s broadly diversified, global platform delivered strong financial results - with revenue growth of 6% year-over-year and 15% growth in as adjusted operating income,” said Laurence D. Fink, Chairman and CEO of BlackRock. “Our ability to achieve an as adjusted operating margin of 40%, even in the current challenging environment, reflected both strong expense discipline and the benefits of product breadth across active and passive strategies. Our business continues to produce strong free cash flow and we remain committed to returning cash to shareholders.”

Assets under management (“AUM”) of $3.345 trillion decreased 3% year-over-year and 9% since second quarter-end driven largely by $303.9 billion of market-related declines across products. Clients awarded us $4.7 billion of net new business in equity and multi-asset products. Fixed income third quarter outflows of $14.0 billion included a single institutional index client outflow of $9.1 billion with minimal revenue impact. Cash management had third quarter inflows of $0.6 billion while planned advisory distributions totaled $1.2 billion. Third quarter net outflows totaled $10.2 billion, including the $9.1 billion institutional mandate mentioned above. The net new business pipeline totaled $65.2 billion at October 17, 2011, before giving effect to a $36 billion institutional fixed income index redemption notice from a single client that intends to in-source their business over time. Excluding this item, the pipeline included 94% in long-term products and 6% in cash management and advisory assignments. BlackRock Solutions® added 13 net new assignments during the quarter, and the pipeline of contracts and proposals in progress remains robust.

The table below presents AUM and a comparison of GAAP and as adjusted results for certain financial measures. See Attachment I for a reconciliation of GAAP to the as adjusted financial measures.

						Nine Months Ended September 30,
	Q3	Q3%		Q2%				%
	2011	2010	Change	2011	Change	2011	2010	Change

AUM	$3,345,067	$3,446,066	(3%)	$3,659,148	(9%)	$3,345,067	$3,446,066	(3%)

GAAP basis:
Revenue	$2,225	$2,092	6%	$2,347	(5%)	$6,854	$6,119	12%

Operating income	$777	$707	10%	$866	(10%)	$2,441	$2,058	19%

Net income(1)	$595	$551	8%	$619	(4%)	$1,782	$1,406	27%

Diluted EPS	$3.23	$2.83	14%	$3.21	1%	$9.33	$7.21	29%

As Adjusted:
Operating income(2)	$849	$737	15%	$883	(4%)	$2,551	$2,205	16%

Net income(1)(2)	$521	$537	(3%)	$578	(10%)	$1,681	$1,469	14%

Diluted EPS(2)	$2.83	$2.75	3%	$3.00	(6%)	$8.80	$7.53	17%

(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (a) through (e) to the Condensed Consolidated Statements of Income and Supplemental Information in Attachment I on pages 9 through 12 for more information on as adjusted items.

“Despite market headwinds, we continued to generate organic growth across global iShares®, our US retail channel, multi-asset class offerings and defined contribution. These are core growth opportunities for the Firm that leverage longer-term trends in investment and risk management. At the same time, market volatility obviously weighed on investor psychology and led some clients to de-risk or delay fundings, though we also saw some clients buy equities to rebalance their portfolios amidst recent market declines.

“With the persistence of volatile markets, low interest rates and the low-growth environment, an increasing number of investors are reevaluating their investment and asset allocation decisions. Clients are increasingly looking for a broader and more diversified range of solutions, value-added advice and risk management tools, with a number of clients opting for strategies that rely on index, ETF and multi-asset class products. In this environment, BlackRock is uniquely positioned to meet the needs of investors - with our global platform, broad mix of capabilities, and the benefit of BlackRock Solutions.

“At the same time, and without compromising our financial discipline, BlackRock is continuing to innovate in targeted growth areas such as retirement solutions, alternatives and ETFs and raise the bar across the organization by attracting high-caliber professionals to help fuel future growth. During the third quarter, we introduced a number of new alternative products for our retail client base and launched a series of ETFs in Europe to extend our leading market share of new business across the region. In the coming months, we will continue this momentum and innovation with the launch of additional targeted products that bring high-value investment opportunities to our clients.

“In the face of significant market uncertainty this summer - highlighted by the European sovereign debt crisis and US debt downgrade - our teams worked tirelessly to deliver exceptional service, sound risk management and competitive performance to our clients. The leadership and guidance we provide through increasingly challenging market conditions continues to differentiate BlackRock and our client-focused culture.

“While we look to policymakers to take strong and decisive actions to address the economic and market issues we’re currently facing, we remain extremely vigilant around strong operating and risk management discipline. We are confident that the combination of our diversified platform, the talent of our people, our substantial scale and agility, and continued platform enhancements leave us well positioned to effectively manage through these challenging conditions and continue delivering solid returns in the future.”

Third Quarter Business Highlights

Long-term AUM of $2.971 trillion decreased $308.3 billion during the quarter, largely driven by market and foreign exchange declines of $298.7 billion. Cash management AUM of $244.7 billion declined 1% while advisory AUM decreased $3.2 billion to $129.6 billion.

•

Equity AUM of $1.441 trillion declined 18%, or $307.7 billion, largely reflecting $309.5 billion in market and foreign exchange valuation declines. Net inflows of $1.8 billion reflected $9.8 billion of net index product inflows partially offset by $8.0 billion of net outflows in active strategies. Active outflows included $3.8 billion in scientific active equity (“SAE”) where continued improving performance helped stem withdrawals relative to prior periods. 84%, 60% and 47% of SAE AUM performed above benchmark or the peer median for the one-, three-, and five-year periods ended September 30, 2011. Fundamental active equity performance was mixed with 41%, 67% and 81% of AUM performing above the benchmark or peer median for the one-, three-, and five-year periods ended September 30, 2011.

•

Fixed income AUM rose $19.4 billion, or 2%, to $1.205 trillion, largely reflecting $33.3 billion in net market and foreign exchange valuation gains. Net outflows of $14.0 billion included a $9.1 billion passive outflow related to a single client with near-term funding obligations. Flows into fundamental U.S. short-duration, credit and municipal mandates were insufficient to offset outflows from U.S. long-duration and core strategies. Performance was mixed, with 43%, 68% and 44% of active taxable fixed income AUM above the benchmark or peer median for the one-, three-, and five-year periods ended September 30, 2011.

•

Multi-asset AUM of $215.2 billion decreased 7%, or $16.1 billion, as net new business of $2.9 billion was more than offset by market and foreign exchange valuation declines of $19.0 billion. In the quarter, we witnessed positive flows across every channel reflecting ongoing strength in our global asset allocation and target date offerings. Performance was strong in these products, with 68%, 68%, and 86% of AUM above the benchmark or peer median for the one-, three-, and five-year periods ended September 30, 2011.

•

Alternatives AUM of $109.4 billion declined 3%, or $3.9 billion reflecting lower valuations and $0.4 billion of net outflows. Results included inflows of $1.5 billion in iShares commodity products, which were more than offset by $1.9 billion of currency product outflows.

•

Cash management AUM decreased 1% to $244.7 billion. Net new business of $0.6 billion was more than offset by a $3.1 billion decrease related to foreign exchange and market movement. Average assets declined approximately 4% during the quarter, with inflows into government funds reflective of investor de-risking generally and their concerns about sovereign credits and foreign bank exposure more specifically.

•	Advisory AUM of $129.6 billion declined $3.2 billion, or 2%, as new wins were more than offset by disbursements from planned portfolio liquidations.

Net inflows of $13.3 billion in EMEA were outpaced by $23.5 billion of outflows from Americas and Asia-Pacific clients. Inflows were strong from iShares and Americas retail and high net worth clients, as highlighted below.

•

iShares AUM of $547.5 billion declined 13% at quarter-end driven largely by $95.2 billion of negative market and foreign exchange movement. Net inflows totaled $10.8 billion and included $7.2 billion in fixed income, $2.0 billion in equities and $1.5 billion in alternatives. Net inflows in EMEA iShares were particularly strong as investors flocked to ETFs backed by physical securities over synthetics and sought the relative safety of developed economies with strong inflows in fixed income and developed market equities.

•

Retail long-term AUM of $349.7 billion decreased 13%, including $47.0 billion of negative market movement. Strong inflows of $2.6 billion from Americas retail and high net worth clients were offset by de-risking in international retail, which experienced net outflows of $6.1 billion. U.S. retail flows were driven by strong interest in our global allocation, equity dividend and high yield offerings.

•

Institutional long-term AUM of $2.074 trillion declined 8%. Results reflected $5.4 billion of net inflows in equity and multi-asset offset by $22.3 billion of net outflows in fixed income and alternatives, three-quarters of which were from low-fee institutional index fixed income accounts. These mixed flows reflect clients’ challenges with portfolio positioning and asset allocation in a volatile market environment. We observed certain clients de-risk, while others assumed risk to take advantage of the steep market declines.

BlackRock Solutions added 13 net new assignments during the quarter, including two Aladdin® assignments, one risk management, one investment accounting mandate, and three advisory engagements. We completed five short-term advisory assignments during the quarter.

The new business pipeline totaled $29.2 billion at October 17, 2011, or $65.2 billion before giving effect to a $36 billion institutional fixed income index outflow from a single client that intends to in-source their business over time. The pipeline included $58.2 billion of awarded mandates and $7.0 billion that funded post quarter-end. Of the total, 94% was in long-term products and 6% in cash management products and advisory assignments. BlackRock Solutions’ pipeline of pending contracts and proposals also remained strong.

Third Quarter Financial Highlights

Comparison to the Third Quarter 2010

Operating income: Third quarter 2011 operating income increased 10% to $777 million from $707 million in third quarter 2010. Third quarter 2011 operating income included $63 million of UK lease exit costs related to the Company’s exit from two London locations. Operating income, as adjusted, which excludes the UK lease exit costs, increased 15%.

Third quarter 2011 revenue of $2.2 billion increased $133 million, or 6%, from $2.1 billion in third quarter 2010, primarily due to the following:

•

Investment advisory, administration fees and securities lending revenue of $1.9 billion in third quarter 2011 increased $155 million, or 9%, from $1.8 billion in third quarter 2010. The increase in fees reflected growth in average long-term AUM which included the benefit of net new business, partially offset by a decline in fees from cash management products due to lower average AUM.

•

Performance fees of $91 million in third quarter 2011 declined $23 million, or 20%, from $114 million in third quarter 2010 primarily reflecting lower performance fees from opportunistic funds and other hedge funds, partially offset by strong relative performance resulting in higher performance fees from international equity strategies.

•

BlackRock Solutions and advisory revenue of $117 million in third quarter 2011 increased from $101 million in third quarter 2010, primarily reflecting additional Aladdin mandates and advisory assignments.

•	Other revenue decreased $9 million, largely reflecting lower transition management service fees.

Third quarter 2011 total operating expenses of $1.4 billion increased $63 million (excluding the $63 million third quarter 2011 UK lease exit costs operating expenses remained flat). Results were driven by the following:

•

Employee compensation and benefits decreased $3 million driven by a $71 million decrease in incentive compensation substantially offset by a $67 million increase in base salaries, benefits and employer payroll taxes.

•	Distribution and servicing costs decreased $15 million driven by a decline in cash management-related costs due to lower average AUM.

•	Amortization of deferred sales commissions decreased $6 million primarily related to lower sales of certain share classes of open-end funds.

•	Direct fund expenses increased $15 million reflecting growth in iShares where BlackRock pays certain non-advisory expenses of the funds.

•	General and administration expenses increased $10 million, excluding the $63 million third quarter 2011 UK lease exit costs.

Non-operating income (expense): Third quarter 2011 non-operating expense, net of non-controlling interests, was $87 million compared with $45 million of non-operating income in third quarter 2010. Third quarter 2011 included $37 million of net interest expense and $50 million of net negative marks primarily on distressed credit/mortgage and private equity fund co-investments. Net interest expense reflected the $2.0 billion debt issuance in second quarter 2011 in connection with the repurchase of Bank of America’s remaining ownership interest in BlackRock.

Income tax expense: Income tax expense totaled $95 million and $201 million for the third quarter 2011 and 2010, respectively. The GAAP effective income tax rate for the third quarter 2011 was 13.7% compared with 26.7% for the third quarter 2010. Both periods included non-cash benefits associated with revaluation of certain deferred tax liabilities which have been excluded from the as adjusted results. Third quarter 2011 included a $129 million non-cash benefit due to tax legislation enacted in the UK and a state tax election while third quarter 2010 included a $30 million benefit associated with tax legislation enacted in the UK.

Comparison to the Second Quarter of 2011

Operating income: Third quarter 2011 operating income decreased 10% to $777 million from $866 million in second quarter 2011. Third quarter 2011 operating income included $63 million of UK lease exit costs related to the Company’s exit from two London locations in the third quarter 2011. Operating income, as adjusted, which excludes the UK lease exit costs, decreased 4%.

Third quarter 2011 revenues of $2.2 billion decreased $122 million, or 5%, from $2.3 billion in second quarter 2011, primarily due to the following:

•

Investment advisory, administration fees and securities lending revenue of $1.9 billion in third quarter 2011 decreased $151 million from $2.1 billion in second quarter 2011. The decline in revenue reflected market driven reduction in equity AUM and $46 million lower securities lending fees due to a decline in average balances of international securities on loan, partially offset by the benefit of one additional revenue day in the current quarter.

•

Performance fees of $91 million in third quarter 2011 increased $41 million, or 82%, from second quarter 2011 reflecting higher performance fees from equity and fixed income hedge funds and multi-asset class products.

•	BlackRock Solutions and advisory revenue of $117 million in third quarter 2011 increased from $116 million in second quarter 2011.

•	Other revenue of $45 million in third quarter 2011 decreased $9 million from second quarter 2011 largely reflecting lower transition management service fees.

Third quarter 2011 total operating expenses of $1.4 billion decreased $33 million (a $96 million decrease excluding the $63 million third quarter 2011 UK lease exit costs) from $1.5 billion in second quarter 2011. Results reflected the following:

•	Employee compensation and benefits declined $53 million primarily related to a decline in incentive compensation.

•	Distribution and servicing costs decreased $10 million primarily related to lower average AUM.

•	Direct fund expenses decreased $14 million primarily related to a decrease in average iShares AUM where BlackRock pays certain non-advisory expenses of the funds.

•

General and administration expenses decreased $19 million, excluding the previously mentioned $63 million third quarter 2011 UK lease exit costs, primarily related to lower marketing and promotional expenses.

Non-operating income (expense): Third quarter 2011 non-operating expense, net of non-controlling interests, was $87 million compared with $27 million in second quarter 2011. Third quarter 2011 included $50 million of net negative marks primarily on distressed credit/mortgage and private equity fund co-investments. Third quarter 2011 also included $37 million of net interest expense, which was unchanged from prior quarter.

Income tax expense: The GAAP effective income tax rate for the third quarter 2011 was 13.7% compared with 26.2% for the second quarter 2011. Both periods included non-cash benefits associated with revaluation of certain deferred tax liabilities which have been excluded from the as adjusted results. The third quarter 2011 GAAP tax rate included a $129 million non-cash benefit due to tax legislation enacted in the UK and a state tax election while the second quarter 2011 included a $52 million non-cash benefit due to enacted state tax legislation.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Ann Marie Petach, will host a teleconference call for investors and analysts at 9:00 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-4634, shortly before 9:00 a.m. and reference the BlackRock Conference Call (ID Number 16433328). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 1:00 p.m. on Wednesday, October 19, 2011 and ending at midnight on Wednesday, November 2, 2011. To access the replay of the teleconference, callers from the United States should dial (800) 585-8367 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 16433328. To access the webcast, please visit the investor relations section of www.blackrock.com.

Performance Notes

Past performance is not indicative of future results. The performance information shown is based on preliminarily available data. The performance information for actively managed accounts reflects U.S. open-end and closed-end mutual funds and similar EMEA-based products with respect to peer median comparisons, and actively managed institutional and high net worth separate accounts and funds located globally with respect to benchmark comparisons, as determined using objectively based internal parameters, using the most current verified information available as of September 30, 2011 (August 31, 2011 for high net worth accounts).

Accounts terminated prior to September 30, 2011 are not included. In addition, accounts that have not been verified as of October 14, 2011 have not been included. If such terminated and other accounts had been included, the performance information may have substantially differed from that shown. The performance information does not include funds or accounts that are not measured against a benchmark, any benchmark-based alternatives product, private equity products, CDOs, or accounts managed by BlackRock’s Financial Markets Advisory Group. Comparisons are based on gross-of-fee performance for U.S. retail, institutional and high net worth separate accounts and EMEA institutional separate accounts and net-of-fee performance for EMEA based retail products. AUM information is based on AUM for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund, as of September 30, 2011.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds. Fund performance reflects the reinvestment of dividends and distributions, but does not reflect sales charges.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At September 30, 2011, BlackRock’s AUM was $3.345 trillion. BlackRock offers products that span the risk spectrum to meet clients’ needs, including active, enhanced and index strategies across markets and asset classes. Products are offered in a variety of structures including separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of September 30, 2011, the firm has approximately 10,200 employees in 27 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia, and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-looking Statements

This report, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this report the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property and information security protection; (10) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Barclays Bank PLC or The PNC Financial Services Group, Inc.; (11) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s economic investments; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s success in maintaining the distribution of its products; (16) the impact of BlackRock electing to provide support to its products from time to time; (17) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (18) the ability of BlackRock to complete the integration of the operations of Barclays Global Investors.

BlackRock’s Annual Report on Form 10-K and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this press release.

Attachment I

BlackRock, Inc.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data)

(unaudited)

	Three Months Ended September 30,			Three Months Ended June 30,		Nine Months Ended September 30,
	2011	2010	Change	2011	Change	2011	2010	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$1,949	$1,794	$155	$2,100	($151)	$6,033	$5,339	$694
Investment advisory performance fees	91	114	(23)	50	41	224	214	10
BlackRock Solutions and advisory	117	101	16	116	1	361	328	33
Distribution fees	23	29	(6)	27	(4)	78	89	(11)
Other revenue	45	54	(9)	54	(9)	158	149	9

Total revenue	2,225	2,092	133	2,347	(122)	6,854	6,119	735

Expenses
Employee compensation and benefits	771	774	(3)	824	(53)	2,425	2,256	169
Distribution and servicing costs	90	105	(15)	100	(10)	299	302	(3)
Amortization of deferred sales commissions	20	26	(6)	21	(1)	63	79	(16)
Direct fund expenses	139	124	15	153	(14)	435	359	76
General and administration	389	316	73	345	44	1,074	945	129
Amortization of intangible assets	39	40	(1)	38	1	117	120	(3)

Total expenses	1,448	1,385	63	1,481	(33)	4,413	4,061	352

Operating income	777	707	70	866	(89)	2,441	2,058	383
Non-operating income (expense)
Net gain (loss) on investments	(59)	93	(152)	18	(77)	18	117	(99)
Net gain (loss) on consolidated variable interest entities	(16)	12	(28)	(5)	(11)	(36)	(16)	(20)
Interest and dividend income	12	10	2	4	8	25	19	6
Interest expense	(49)	(37)	(12)	(41)	(8)	(128)	(115)	(13)

Total non-operating income (expense)	(112)	78	(190)	(24)	(88)	(121)	5	(126)

Income before income taxes	665	785	(120)	842	(177)	2,320	2,063	257
Income tax expense	95	201	(106)	220	(125)	564	662	(98)

Net income	570	584	(14)	622	(52)	1,756	1,401	355
Less:
Net income (loss) attributable to non-controlling interests	(25)	33	(58)	3	(28)	(26)	(5)	(21)

Net income attributable to BlackRock, Inc.	$595	$551	$44	$619	($24)	$1,782	$1,406	$376

Weighted-average common shares outstanding (e)
Basic	179,034,837	190,494,905	(11,460,068)	187,870,001	(8,835,164)	186,187,318	190,385,046	(4,197,728)
Diluted	181,825,329	192,326,841	(10,501,512)	190,579,963	(8,754,634)	188,792,952	192,280,679	(3,487,727)
Earnings per share attributable to BlackRock, Inc. common stockholders (e)
Basic	$3.28	$2.85	$0.43	$3.26	$0.02	$9.46	$7.28	$2.18
Diluted	$3.23	$2.83	$0.40	$3.21	$0.02	$9.33	$7.21	$2.12
Cash dividends declared and paid per share	$1.375	$1.00	$0.375	$1.375	$0.00	$4.125	$3.00	$1.125
Supplemental information:
AUM (end of period)	$3,345,067	$3,446,066	($100,999)	$3,659,148	($314,081)	$3,345,067	$3,446,066	($100,999)
Operating income, as adjusted (a)	$849	$737	$112	$883	($34)	$2,551	$2,205	$346
Operating margin, GAAP basis	34.9%	33.8%	1.1%	36.9%	(2.0%)	35.6%	33.6%	2.0%
Operating margin, as adjusted (a)	40.1%	38.4%	1.7%	39.7%	0.4%	39.6%	38.7%	0.9%
Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted (b)	($79)	$39	($118)	($27)	($52)	($92)	$5	($97)
Net income attributable to BlackRock, Inc., as adjusted (c) (d)	$521	$537	($16)	$578	($57)	$1,681	$1,469	$212
Diluted earnings attributable to BlackRock, Inc. common stockholders per share, as adjusted (c) (d) (e)	$2.83	$2.75	$0.08	$3.00	($0.17)	$8.80	$7.53	$1.27
Effective tax rate, GAAP basis	13.7%	26.7%	(13.0%)	26.2%	(12.5%)	24.0%	32.0%	(8.0%)
Shares outstanding excluding escrow shares (end of period)	178,861,410	190,246,551	(11,385,141)	179,086,190	(224,780)	178,861,410	190,246,551	(11,385,141)

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Computations for all periods are derived from the Company’s condensed consolidated statements of income as follows:

(a) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items management deems non-recurring, or transactions that ultimately will not impact BlackRock’s book value, as indicated in the table below. Operating income used for operating margin measurement equals operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Operating margin, as adjusted, equals operating income used for operating margin measurement, divided by revenue used for operating margin measurement, as indicated in the table below.

	Three Months Ended			Nine Months Ended
	September 30,		June 30, 2011	September 30,
(Dollar amounts in millions)	2011	2010		2011	2010
Operating income, GAAP basis	$777	$707	$866	$2,441	$2,058
Non-GAAP expense adjustments:
BGI integration costs
Employee compensation and benefits	—	3	—	—	25
General and administration	—	3	—	—	65

Total BGI integration costs	—	6	—	—	90
UK lease exit costs	63	—	—	63	—
PNC LTIP funding obligation	15	15	14	43	44
Merrill Lynch compensation contribution	2	3	3	7	8
Compensation expense related to appreciation (depreciation) on deferred compensation plans	(8)	6	—	(3)	5

Operating income, as adjusted	849	737	883	2,551	2,205
Closed-end fund launch costs	—	15	—	19	15
Closed-end fund launch commissions	—	2	—	2	2

Operating income used for operating margin measurement	$849	$754	$883	$2,572	$2,222

Revenue, GAAP basis	$2,225	$2,092	$2,347	$6,854	$6,119
Non-GAAP adjustments:
Distribution and servicing costs	(90)	(105)	(100)	(299)	(302)
Amortization of deferred sales commissions	(20)	(26)	(21)	(63)	(79)

Revenue used for operating margin measurement	$2,115	$1,961	$2,226	$6,492	$5,738

Operating margin, GAAP basis	34.9%	33.8%	36.9%	35.6%	33.6%

Operating margin, as adjusted	40.1%	38.4%	39.7%	39.6%	38.7%

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(unaudited)

(continued)

(a) (continued)

Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

Operating income, as adjusted:

BGI integration costs recorded in 2010 consist principally of compensation expense, legal fees, marketing and promotional, occupancy and consulting expenses incurred in conjunction with the BGI acquisition from Barclays. UK lease exit costs represent costs to exit two locations in London in the third quarter 2011.

The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) that will be funded through the distribution to participants of shares of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) and a Merrill Lynch & Co., Inc. (“Merrill Lynch”) cash compensation contribution, a portion of which has been received, has been excluded because these charges ultimately do not impact BlackRock’s book value. The expense related to the Merrill Lynch cash compensation contribution ceased at the end of the third quarter 2011.

Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in non-operating income (expense).

Management believes that operating income exclusive of these costs is a useful measure in evaluating BlackRock’s operating performance and to help enhance the comparability of this information for the respective reporting periods.

Operating margin, as adjusted:

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Management believes the exclusion of such costs and commissions is useful because these costs can fluctuate considerably and revenues associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Operating margin, as adjusted, allows BlackRock to compare performance from period-to-period by adjusting for items that may not recur, recur infrequently or may fluctuate based on market movements, such as integration costs, UK lease exit costs, closed-end fund launch costs, commissions paid to certain employees as compensation and fluctuations in compensation expense based on mark-to-market movements in investments held to fund certain compensation plans. BlackRock also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance with other companies. Management uses both the GAAP and non-GAAP financial measures in evaluating the financial performance of BlackRock. The non-GAAP measure by itself may pose limitations because it does not include all of BlackRock’s revenues and expenses.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, offset distribution fee revenue earned by the Company. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenues.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(unaudited)

(continued)

(b) Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted:

Non-operating income (expense), less net income (loss) attributable to non-controlling interests (“NCI”), as adjusted, equals non-operating income (expense), GAAP basis, less net income (loss) attributable to NCI, GAAP basis, adjusted for compensation expense associated with (appreciation) depreciation on investments related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in non-operating income (expense), GAAP basis.

	Three Months Ended			Nine Months Ended
	September 30,		June 30, 2011	September 30,
(Dollar amounts in millions)	2011	2010		2011	2010
Non-operating income (expense), GAAP basis	($112)	$78	($24)	($121)	$5
Less: Net income (loss) attributable to NCI	(25)	33	3	(26)	(5)

Non-operating income (expense)(1)	(87)	45	(27)	(95)	10
Compensation expense related to (appreciation) depreciation on deferred compensation plans	8	(6)	—	3	(5)

Non-operating income (expense), less net income (loss) attributable to NCI, as adjusted	($79)	$39	($27)	($92)	$5

(1)	Net of net income (loss) attributable to non-controlling interests.

Management believes non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, provides comparability of this information to reporting periods and is an effective measure for reviewing BlackRock’s non-operating contribution to its results. As compensation expense associated with (appreciation) depreciation on investments related to certain deferred compensation plans, which is included in operating income, offsets the gain (loss) on the investments set aside for these plans, management believes non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s non-operating results that impact book value.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(unaudited)

(continued)

(c) Net income attributable to BlackRock, Inc., as adjusted:

Management believes that net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant non-recurring items as well as charges that ultimately will not impact BlackRock’s book value or benefits that do not impact cash flow.

	Three Months Ended			Nine Months Ended
(Dollar amounts in millions, except per share data)	September 30,		June 30, 2011	September 30,
	2011	2010		2011	2010
Net income attributable to BlackRock, Inc., GAAP basis	$595	$551	$619	$1,782	$1,406
Non-GAAP adjustments, net of tax:(d)
BGI integration costs	—	4	—	—	59
UK lease exit costs	43	—	—	43	—
PNC LTIP funding obligation	10	10	10	29	29
Merrill Lynch compensation contribution	2	2	1	5	5
Income tax law changes/election	(129)	(30)	(52)	(178)	(30)

Net income attributable to BlackRock, Inc., as adjusted	$521	$537	$578	$1,681	$1,469

Allocation of net income attributable to BlackRock, Inc., as adjusted:
Common shares(e)	$515	$530	$571	$1,661	$1,448
Participating restricted stock units	6	7	7	20	21

Net income attributable to BlackRock, Inc., as adjusted	$521	$537	$578	$1,681	$1,469

Diluted weighted-average common shares outstanding(e)	181,825,329	192,326,841	190,579,963	188,792,952	192,280,679

Diluted earnings per common share, GAAP basis(e)	$3.23	$2.83	$3.21	$9.33	$7.21

Diluted earnings per common share, as adjusted(e)	$2.83	$2.75	$3.00	$8.80	$7.53

See note (a) Operating income, as adjusted, and operating margin, as adjusted, for information on BGI integration costs, UK lease exit costs, PNC LTIP funding obligation and Merrill Lynch compensation contribution.

During the quarters ended September 30, 2011, September 30, 2010 and June 30, 2011, adjustments related to certain enacted state income tax laws, enacted UK tax legislation and a state tax election resulted in the re-measurement of certain net deferred income tax liabilities primarily related to acquired intangible assets. The resulting increase or decrease in income taxes has been excluded from net income attributable to BlackRock, Inc., as adjusted, as these items will not have a cash flow impact and to ensure comparability of this information to reporting periods.

(d) For the quarters ended September 30, 2011, September 30, 2010 and June 30, 2011, non-GAAP adjustments were tax effected at 31.7%, 30.8% and 32.4%, respectively, reflecting a blended rate applicable to the adjustments. For the nine months ended September 30, 2011 and 2010, non-GAAP adjustments were tax effected at 32.0% and 33.5%, respectively.

(e) Non-voting participating preferred shares are considered to be common stock equivalents for purposes of determining basic and diluted earnings per share calculations. Certain unvested restricted stock units are not included in this number as they are deemed participating securities in accordance with required provisions of Accounting Standards Codification 260-10, Earnings per Share. For the quarters ended September 30, 2011, September 30, 2010 and June 30, 2011 average outstanding participating securities were 2.2 million, 2.7 million and 2.2 million, respectively.

Attachment II

BlackRock, Inc.

Summary of Revenues

(Dollar amounts in millions)

(unaudited)

	Three Months Ended September 30,			Three Months Ended June 30,		Nine Months Ended September 30,
	2011	2010	$ Change	2011	$ Change	2011	2010	$ Change
Investment advisory, administration fees and securities lending revenue
Equity:
Active	$483	$443	$40	$536	$(53)	$1,530	$1,364	$166
Institutional index	117	98	19	148	(31)	376	314	62
iShares	454	405	49	500	(46)	1,417	1,199	218
Fixed income:
Active	281	266	15	276	5	826	777	49
Institutional index	47	44	3	55	(8)	155	118	37
iShares	81	70	11	77	4	229	191	38
Multi-asset class	226	183	43	230	(4)	674	524	150
Alternatives	174	156	18	182	(8)	528	465	63

Long-term	1,863	1,665	198	2,004	(141)	5,735	4,952	783
Cash management	86	129	(43)	96	(10)	298	387	(89)

Total	1,949	1,794	155	2,100	(151)	6,033	5,339	694
Investment advisory performance fees:
Equity	24	12	12	27	(3)	81	35	46
Fixed income	10	10	—	6	4	17	32	(15)
Multi-asset class	6	3	3	(7)	13	2	6	(4)
Alternatives	51	89	(38)	24	27	124	141	(17)

Total	91	114	(23)	50	41	224	214	10
BlackRock Solutions and advisory	117	101	16	116	1	361	328	33
Distribution fees	23	29	(6)	27	(4)	78	89	(11)
Other revenue	45	54	(9)	54	(9)	158	149	9

Total revenue	$2,225	$2,092	$133	$2,347	$(122)	$6,854	$6,119	$735

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Mix of Investment Advisory, Administration Fees and Securities Lending Revenue

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2011	2010	2011	2011	2010
Equity:
Active	26%	25%	25%	25%	26%
Institutional index	6%	5%	7%	6%	6%
iShares	23%	23%	23%	23%	22%
Fixed income:
Active	14%	15%	13%	14%	15%
Institutional index	2%	2%	3%	3%	2%
iShares	4%	4%	4%	4%	4%
Multi-asset class	12%	10%	11%	11%	10%
Alternatives	9%	9%	9%	9%	9%

Long-term	96%	93%	95%	95%	94%
Cash management	4%	7%	5%	5%	6%

Total	100%	100%	100%	100%	100%

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Attachment III

BlackRock, Inc.

Summary of Non-operating Income (Expense)

(Dollar amounts in millions)

(unaudited)

	Three Months Ended September 30,			Three Months Ended June 30,		Nine Months Ended September 30,
	2011	2010	$ Change	2011	$ Change	2011	2010	$ Change
Non-operating income (expense), GAAP basis	$(112)	$78	$(190)	$(24)	$(88)	$(121)	$5	$(126)
Less: Net income (loss) attributable to NCI	(25)	33	(58)	3	(28)	(26)	(5)	(21)

Non-operating income (expense)(1)	$(87)	$45	$(132)	$(27)	$(60)	$(95)	$10	$(105)

	Estimated economic investments at September 30,	Three Months Ended September 30,			Three Months Ended June 30,		Nine Months Ended September 30,
	2011(2)	2011	2010	$ Change	2011	$ Change	2011	2010	$ Change
Net gain (loss) on investments(1)
Private equity	30-35%	$(4)	$20	$(24)	$18	$(22)	$22	$17	$5
Real estate	5-10%	4	11	(7)	2	2	7	13	(6)
Distressed credit/mortgage funds	20-25%	(27)	25	(52)	(13)	(14)	(13)	49	(62)
Hedge funds/funds of hedge funds	10-15%	(9)	4	(13)	1	(10)	(4)	11	(15)
Other investments(3)	20-25%	(6)	6	(12)	2	(8)	(1)	11	(12)

Sub Total		(42)	66	(108)	10	(52)	11	101	(90)
Investments related to deferred compensation plans		(8)	6	(14)	—	(8)	(3)	5	(8)

Total net gain (loss) on investments(1)		(50)	72	(122)	10	(60)	8	106	(98)
Interest and dividend income		12	10	2	4	8	25	19	6
Interest expense		(49)	(37)	(12)	(41)	(8)	(128)	(115)	(13)

Net interest expense		(37)	(27)	(10)	(37)	—	(103)	(96)	(7)

Total non-operating income (expense)(1)		(87)	45	(132)	(27)	(60)	(95)	10	(105)
Compensation expense related to (appreciation) depreciation on deferred compensation plans		8	(6)	14	—	8	3	(5)	8

Non-operating income (expense), as adjusted(1)		$(79)	$39	$(118)	$(27)	$(52)	$(92)	$5	$(97)

(1)	Net of net income (loss) attributable to non-controlling interests (“NCI”).
(2)	Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio.
(3)	Amounts include net gains (losses) related to equity and fixed income investments and BlackRock’s seed capital hedging program.

Attachment IV

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

Summary

				Variance vs.
	September 30, 2011	June 30, 2011	September 30, 2010(1)	June 30, 2011	September 30, 2010
Equity:
Active	$266,047	$333,237	$317,367	(20%)	(16%)
Institutional index	790,328	939,079	845,671	(16%)	(7%)
iShares	384,821	476,604	400,007	(19%)	(4%)
Fixed income:
Active	620,139	612,553	611,095	1%	1%
Institutional index	443,018	438,424	426,932	1%	4%
iShares	141,865	134,695	129,930	5%	9%
Multi-asset class	215,183	231,256	170,608	(7%)	26%
Alternatives	109,392	113,262	105,742	(3%)	3%

Long-term	2,970,793	3,279,110	3,007,352	(9%)	(1%)
Cash management	244,663	247,219	283,710	(1%)	(14%)

Sub Total	3,215,456	3,526,329	3,291,062	(9%)	(2%)
Advisory(2)	129,611	132,819	155,004	(2%)	(16%)

Total AUM	$3,345,067	$3,659,148	$3,446,066	(9%)	(3%)

BlackRock, Inc.

Mix of Assets Under Management

(unaudited)

	September 30, 2011	June 30, 2011	September 30, 2010(1)
Equity:
Active	8%	9%	9%
Institutional index	24%	26%	25%
iShares	12%	13%	11%
Fixed income:
Active	19%	17%	18%
Institutional index	13%	12%	12%
iShares	4%	4%	4%
Multi-asset class	6%	6%	5%
Alternatives	3%	3%	3%

Long-term	89%	90%	87%
Cash management	7%	6%	8%

Sub Total	96%	96%	95%
Advisory(2)	4%	4%	5%

Total AUM	100%	100%	100%

(1)	Data reflects the reclassification of prior period AUM to the current period presentation.
(2)	Advisory AUM represents long-term portfolio liquidation assignments.

Attachment V

BlackRock, Inc.

Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

Current Quarter Component Changes

	June 30, 2011	Net subscriptions (redemptions) (1)	BGI merger- related outflows (2)	Market appreciation (depreciation)	Foreign exchange (4)	September 30, 2011
Equity:
Active	$333,237	$(8,017)	$—	$(55,720)	$(3,453)	$266,047
Institutional index	939,079	7,763	—	(149,064)	(7,450)	790,328
iShares	476,604	2,046	—	(87,822)	(6,007)	384,821
Fixed income:
Active	612,553	(4,825)	—	16,325	(3,914)	620,139
Institutional index	438,424	(16,351)	—	25,217	(4,272)	443,018
iShares	134,695	7,204	—	2,286	(2,320)	141,865
Multi-asset class	231,256	2,926	—	(14,201)	(4,798)	215,183
Alternatives	113,262	(359)	—	(3,136)	(375)	109,392

Long-term	3,279,110	(9,613)	—	(266,115)	(32,589)	2,970,793
Cash management	247,219	573	—	(285)	(2,844)	244,663

Sub Total	3,526,329	(9,040)	—	(266,400)	(35,433)	3,215,456
Advisory (5)	132,819	(1,151)	—	811	(2,868)	129,611

Total AUM	$3,659,148	$(10,191)	$—	$(265,589)	$(38,301)	$3,345,067

Year-to-Date Component Changes

	December 31, 2010	Net subscriptions (redemptions) (1)	BGI merger- related outflows (2)	Market appreciation (depreciation)	Foreign exchange (4)	September 30, 2011
Equity:
Active	$334,532	$(14,643)	$(6,943)	$(47,400)	$501	$266,047
Institutional index	911,775	10,231	(20,630)	(111,947)	899	790,328
iShares	448,160	15,765	—	(76,853)	(2,251)	384,821
Fixed income:
Active	592,303	(3,316)	(413)	31,116	449	620,139
Institutional index	425,930	(17,965)	(113)	31,624	3,542	443,018
iShares	123,091	15,831	—	3,400	(457)	141,865
Multi-asset class	185,587	38,543	—	(7,828)	(1,119)	215,183
Alternatives	109,738	(921)	(152)	358	369	109,392

Long-term	3,131,116	43,525	(28,251)	(177,530)	1,933	2,970,793
Cash management	279,175	(33,789)	—	111	(834)	244,663

Sub Total	3,410,291	9,736	(28,251)	(177,419)	1,099	3,215,456
Advisory (5)	150,677	(19,759)	—	760	(2,067)	129,611

Total AUM	$3,560,968	$(10,023)	$(28,251)	$(176,659)	$(968)	$3,345,067

Year-over-Year Component Changes

	September 30, 2010 (6)	Net subscriptions (redemptions) (1)	BGI merger- related outflows (2)	Acquisition/ reclassifications (3)	Market appreciation (depreciation)	Foreign exchange (4)	September 30, 2011
Equity:
Active	$317,367	$(10,683)	$(19,402)	$(3,920)	$(18,528)	$1,213	$266,047
Institutional index	845,671	15,062	(36,967)	(528)	(35,975)	3,065	790,328
iShares	400,007	30,646	—	—	(43,774)	(2,058)	384,821
Fixed income:
Active	611,095	(5,987)	(957)	(3,923)	19,321	590	620,139
Institutional index	426,932	(11,226)	(9,479)	7,374	23,561	5,856	443,018
iShares	129,930	12,321	—	—	272	(658)	141,865
Multi-asset class	170,608	44,602	—	3,550	(2,245)	(1,332)	215,183
Alternatives	105,742	(2,979)	(184)	—	6,061	752	109,392

Long-term	3,007,352	71,756	(66,989)	2,553	(51,307)	7,428	2,970,793
Cash management	283,710	(32,981)	—	(4,852)	84	(1,298)	244,663

Sub Total	3,291,062	38,775	(66,989)	(2,299)	(51,223)	6,130	3,215,456
Advisory (5)	155,004	(24,936)	(10)	—	763	(1,210)	129,611

Total AUM	$3,446,066	$13,839	$(66,999)	$(2,299)	$(50,460)	$4,920	$3,345,067

(1)	Amounts include distributions representing return of capital and return on investment to investors.
(2)	Amounts include outflows due to manager concentration considerations. Amounts prior to second quarter 2011 also include outflows from scientific active equity performance.
(3)	Amounts include acquisition adjustments and reclasses of AUM acquired from Barclays in December 2009 and other reclassifications to conform to current period combined AUM policy.
(4)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(5)	Advisory AUM represents long-term portfolio liquidation assignments.
(6)	Data reflects the reclassification of prior period AUM to the current period presentation.